Exhibit 10.20.10

ELEVENTH AMENDMENT TO LEASE

THIS ELEVENTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 30th day of June, 2016 (the “Execution Date”), by and between BMR-ROGERS STREET LLC, a Delaware limited liability company (“Landlord,” as successor-in-interest to Rogers Street, LLC (“Original Landlord”)), and IRONWOOD PHARMACEUTICALS, INC., a Delaware corporation (“Tenant,” formerly known as Microbia, Inc.).

RECITALS

A.         WHEREAS, Original Landlord and Tenant entered into that certain Lease dated as of January 12, 2007, as amended by that certain First Amendment to Lease dated as of April 9, 2009, that certain Second Amendment to Lease dated as of February 9, 2010, that certain Third Amendment to Lease dated as of July 1, 2010, that certain Fourth Amendment to Lease dated as of February 3, 2011, that certain Fifth Amendment to Lease dated as of October 18, 2011, that certain Sixth Amendment to Lease dated as of July 19, 2012, that certain Seventh Amendment to Lease dated as of October 30, 2012 (the “Seventh Amendment”), that certain Eighth Amendment to Lease dated as of July 8, 2014 (the “Eighth Amendment”), that certain Ninth Amendment to Lease dated as of October 27, 2014, and that certain Tenth Amendment to Lease dated as of January 21, 2015 (the “Tenth Amendment”) (collectively, and as the same may have been heretofore further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 301 Binney Street in Cambridge, Massachusetts (the “Building”):

B.         WHEREAS, pursuant to the Seventh Amendment, Landlord and Tenant agreed to extend the Initial Term of the Lease by twenty-four (24) months, with the period of time from February 1, 2016 through January 31, 2018 defined as the “Extension Term”;

C.         WHEREAS, the Existing Lease provided a method for determining the Base Rent for the Premises during the Extension Term and the parties conclusively agreed upon such determination pursuant to that certain letter agreement dated April 26, 2016 (the “FMV Rent Letter”);

D.         WHEREAS, Landlord and Tenant now desire to memorialize in an amendment to the Existing Lease the agreed-upon Base Rent for the Premises during the Extension Term; and

E.         WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.         Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.”

2.         Base Rent during the Extension Term. Effective as of the first day of the Extension Term, Base Rent due to Landlord under the Lease shall be as follows:

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent
2/1/2016 – 5/31/2016	8,693 (Additional Premises 1st Floor)	$0 annually	$0	-
	23,187 (Additional Premises Fifth Phase Stage 4)	$0 annually	$0	-
	279,822 (Balance of Premises)	$67.00 annually	$1,562,339.50	-
6/1/2016 – 1/31/2018	8,693 (Additional Premises 1st Floor)	$0 annually	$0	$0
	303,009 (Balance of Premises)	$67.00 annually	$1,691,800.25	$20,301,603.00

For clarity, (a) pursuant to the Tenth Amendment, Tenant shall have no obligation to pay Base Rent with respect to the Additional Premises Fifth Phase Stage 4 (as defined in the Tenth Amendment) during the Extension Term until June 1, 2016, (b) pursuant to the Eighth Amendment, Tenant shall have no obligation to pay Base Rent with respect to the Additional Premises 1st Floor (as defined in the Eighth Amendment) during the entire Extension Term; provided, however, such abatement of Base Rent with respect to the Additional Premises 1st Floor shall not apply to any further extension of the Term pursuant to an Option, and (c) notwithstanding anything in the Existing Lease to the contrary, Base Rent shall not increase during the Extension Term except as shown in the above chart.

To the extent Landlord charged Tenant, and Tenant paid, Base Rent for any portion of the Extension Term prior to the Execution Date at a rate lower or higher than the applicable rate set forth in this Section 2, then Landlord shall calculate and either charge or credit Tenant (as applicable) the difference between the amount of Base Rent Tenant actually paid and the amount of Base Rent applicable for such portion of the Extension Term pursuant to this Section 2. Such amount, to the extent undisputed by the parties, shall be paid by Tenant or credited by Landlord (as applicable) within forty-five (45) days of receipt by Tenant of written notice from Landlord showing in detail such calculation and the difference in actual Base Rent paid by Tenant.

3.         Broker. Tenant represents and warrants that other than Cassidy Turley Commercial Real Estate Services, Inc., d/b/a Cushman & Wakefield (“Broker”), it has had no

dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that it knows of no real estate broker or agent that is or might be entitled to a commission in connection with the representation of Tenant in connection with this Amendment. Broker is not entitled to any commission pursuant to this Amendment.

(a)         Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant’s decision to enter into this Amendment, other than as contained in this Amendment.

(b)         Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of leases from prospective tenants and that no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Amendment. Landlord is executing this Amendment in reliance upon Tenant’s representations, warranties and agreements contained within Section 3,  Section 3(a) and this Section 3(b).

(c)         Tenant agrees to indemnify, save, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by Broker, any other broker or agent, employed or engaged by Tenant or claiming to have been employed or engaged by Tenant.

(d)         Landlord agrees to indemnify, save, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by Landlord or claiming to have been employed or engaged by Landlord, including Transwestern RBJ, LLC (“Landlord Broker”). No commission, fee or other compensation is due to Landlord Broker or any other Landlord broker(s) in connection with this Amendment.

4.         Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5.         Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease or the FMV Rent Letter, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Existing Lease, as modified by this Amendment.

6.         Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

7.         Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

8.         Authority. Landlord and Tenant have all necessary and proper authority, without the need for the consent of any other person or entity, other than any consents that have been obtained, to enter into and perform under this Amendment.

9.         Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as a sealed Massachusetts instrument as of the date and year first above written.

LANDLORD:

BMR-ROGERS STREET LLC,
a Delaware limited liability company

By:	/s/ William Kane
	Name:	William Kane
	Title:	Senior Vice President East Coast Leasing

TENANT:

IRONWOOD PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ Thomas Graney
	Name:	Thomas Graney
	Title:	CFO